UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 6, 2017

American Realty Capital New York City REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55393	46-4380248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

123 William Loan.

On March 6, 2017, American Realty Capital New York City REIT, Inc. (the “Company”), through a wholly owned subsidiary of the Company’s operating partnership (the “OP”), entered into a loan agreement (the “Loan Agreement”) with Barclays Bank PLC (“Barclays”), in the amount of $140.0 million.

The loan is secured by a mortgage on the Company’s property located at 123 William Street, New York, New York (the “Property”), bears interest at a rate equal to 4.666% and requires monthly interest payments, with the principal balance due on the maturity date of March 6, 2027. The Loan Agreement contains various customary affirmative and negative covenants.

The loan is without recourse, except that the OP has guaranteed, among other things, specified losses arising from certain actions of a borrower party, including fraud, willful misrepresentation, certain intentional acts, misapplication of funds, physical waste, and failure to pay taxes, the terms of which are governed by the limited recourse guaranty, made by the OP in favor of Barclays and executed simultaneously with the Loan Agreement (the “Guarantee”). The OP, and a wholly owned subsidiary of the OP, have also delivered an environmental indemnification agreement in favor of Barclays (the “Environmental Indemnity Agreement”) indemnifying Barclays for certain environmental matters that may arise at the Property.

The Guarantee requires that the OP maintain, on a consolidated basis, a minimum net worth of $100,000,000, and a minimum liquidity of $5,000,000. The loan may be accelerated only in the event of a default and may only be prepaid prior to December 6, 2026 upon payment of a penalty based on a yield maintenance formula of not less than 1.0% of the principal amount being repaid.

A portion of the proceeds from the loan was used to repay the approximately $96.0 million outstanding principal balance on the existing mortgage loan secured by the Property. In connection with the financing of the loan, the Company paid its advisor a financing coordination fee of approximately $1.1 million.

Other than with respect to the loan, there are no other material relationships between Barclays and the Company.

The description in this Current Report on Form 8-K of the loan is a summary and is qualified in its entirety by the terms of the Loan Agreement, the Guarantee and the Environmental Indemnity Agreement. A copy of the Loan Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. A copy of the Guarantee is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein. A copy of the Environmental Indemnity Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Loan Agreement, dated as of March 6, 2017 between Barclays Bank PLC, as lender, and ARC NYC123WILLIAM, LLC, as borrower.
10.2	Limited Recourse Guaranty, dated as of March 6, 2017, made by New York City Operating Partnership, L.P., as guarantor, in favor of Barclays Bank PLC, as lender.
10.3	Environmental Indemnity Agreement, dated as of March 6, 2017, made by ARC NYC123WILLIAM, LLC, as borrower, and New York City Operating Partnership, L.P., as principal, in favor of Barclays Bank PLC, as indemnitee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

Date: March 10, 2017	By:	/s/ Michael A. Happel
Michael A. Happel Chief Executive Officer, President and Secretary